UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2011 (December 9, 2011)

Helix Energy Solutions Group, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-32936	95-3409686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 North Sam Houston Parkway East, Suite 400 Houston, Texas		77060
(Address of principal executive offices)		(Zip Code)

281-618-0400

(Registrant’s telephone

number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of Helix Energy Solutions Group, Inc. (the “Company”) determined and approved the base salaries, the 2012 Target Bonus (payable in 2013), and the value of the Long-Term Incentive Award consisting of a) a performance-based Long-Term Incentive Cash Award (the “Cash Award”) under our 2009 Long-Term Incentive Cash Plan; b) a performance-based restricted share units award (the “Performance Units Award”) under our 2005 Long-Term Incentive Plan; and c) a time-vested restricted stock award (the “Restricted Stock Award”) under our 2005 Long-Term Incentive Plan, for each of the Company’s executive officers. The following table sets forth only the material changes to the base salary, Target Bonus and Long-Term Incentive Award, as applicable, for those executive officers listed in the “Summary Compensation Table” in the Company’s proxy statement for its 2011 annual meeting of shareholders (the “Named Executive Officers”). If a Named Executive Officer is not listed below there were no material changes to such officer’s base salary, 2012 Target Bonus, or the value of the Long-Term Incentive Award to that officer.

Name and Title	Base Salary (1)	2012 Target Bonus (2)	Long-Term Incentive Award(3)(4)

Anthony Tripodo, Executive Vice President and Chief Financial Officer	$480,000	no change	no change
Johnny Edwards, Executive Vice President – Oil & Gas	$380,000	$575,000	$1,025,000

(1)	Base salary will be effective as of March 1, 2012.

(2)	The 2012 cash bonus will be determined and paid on or before March 15, 2013 as determined by the Compensation Committee and as described in the Company’s proxy statement for the annual meeting of shareholders.

(3)	The Long-Term Incentive Award will consist of the following: (a) 50% Cash Award; (b) 25% Performance Units Award; and (c) 25% Restricted Stock Award. For further information regarding the material terms of such awards see Long-Term Incentive Awards below.

(4)	The number of Performance Units and shares pursuant to the Restricted Stock Award granted to each executive officer will be based on the closing price of the Company’s common stock on the last trading day of 2011 (December 30, 2011).

Long-Term Incentive Awards.    On December 9, 2011, the Committee also adopted the forms of award for the Cash Award, the Performance Units Award and the Restricted Stock Award. Such forms of award shall be utilized until the Committee determines otherwise. The material terms of those awards are described below. The descriptions of the material terms of the Cash Award, the Performance Units Award and the Restricted Stock Award are qualified in their entirety by reference to each form of award which is incorporated herein by reference. Capitalized Terms not defined herein shall have the definitions ascribed to them in the award agreement, the Company’s 2009 Long-Term Cash Incentive Plan or the Company’s 2005 Long-Term Incentive Plan, as applicable.

Cash Award

Vesting Schedule

33% of Target Award on 1st anniversary of Grant Date

33% of Target Award on 2nd anniversary of Grant Date

34% of Target Award on 3rd anniversary of Grant Date

100% of Target Award upon Change of Control (less the percentage of Target Award previously achieved for each Vesting Date prior to the Change in Control).

Amount of Award	On each Vesting Date a cash payment is made in an Amount equal to the product of the Target Award multiplied by the percentage of Target Award achieved based on the vesting schedule (the “Period Award”) and then multiplying the Period Award by the quotient obtained by dividing the Average Price by an amount equal to 115% of the average closing price for the last 20 trading days prior to the award (the “Base Amount”). For purposes of the Award, the Average Price shall be the average of the closing price of the Common Stock for the 20 trading days prior to the Vesting Date. If the Average Price divided by the Base Amount is greater than 2.0, then the quotient shall be deemed to be 2.0 for purposes of determining the amount of the cash payment and (ii) in the event such quotient is less than 0.75, then the quotient shall be deemed to be 0.0 and the executive officer will receive no cash payment.

Termination of Employment	In the event of a termination of employment, any unvested portion of the Award is forfeited.

Performance Units Award

Vesting Schedule	3 year cliff vesting beginning January 1 of the grant date year and ending December 31 of the third Year (the “Performance Period”).

Amount of Award	The number of units earned is based on the total shareholder return (“TSR”) of the Company relative to its Peer Group (“Relative TSR”). The top and bottom performers are excluded from the group.

The Company and the remaining peers shall then be grouped into quintiles as follows:

Helix’s Percentile Rank	Payout as % of Target Award
Highest quintile	200%
Second highest quintile	150%
Middle quintile	100%
Second lowest quintile	50%
Lowest Quintile	0%

TSR = (Ending Stock Price – Beginning Stock Price + Dividends, if any, paid over the Performance Period)/Beginning Stock Price.

Ending and Beginning Stock Price = the average Stock Price for the 20 trading days prior to the ending and beginning dates of the Performance Period.

Stock Price = the closing price for the day as reported on the applicable exchange or market.

TSR of the Company or any member of the Peer Group shall be equitably adjusted to reflect any spin off, stock split, reverse stock split, stock dividend, recapitalization, or reclassification or other similar change in the number of outstanding shares of common stock.

Payment of the Award shall be made in shares of Company stock unless the Committee determines to make the payment in cash.

Change of Control	100% of units vest. Amount payable is based on Relative TSR calculated at the beginning of the performance period and ending on the effective date of the Change in Control.

Termination due to Death, Disability or Retirement	Number of units vesting is determined by multiplying the number units granted by a fraction, the numerator of which is the number of full months between the beginning of the Performance Period and the date of termination due to death, Disability or Retirement and the denominator of which is 36.

Employment or Severance Agreement	If the executive officer is a party to an employment and/or severance agreement with the Company or a participant in a severance plan of the Company that provides for accelerated vesting of restricted stock units that were scheduled to vest within a specified period, the units will be treated as scheduled to vest within such specified period if the Performance Period for such units is scheduled to end within such specified period and the Relative TSR for the Performance Period results in a payout for the units.

Restricted Stock Award

Vesting Schedule	Forfeiture restrictions lapse: 33% on 1st anniversary of Grant Date 33% on 2nd anniversary of Grant Date 34% on 3rd anniversary of Grant Date 100% upon Change of Control

Other material terms	Same as previous grants

Information related to the other elements of total compensation for the Company’s named executive officers will be disclosed in the Company’s 2012 Proxy Statement to the extent required by the rules related to proxy statements and the disclosure of executive compensation.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibits.

Number	Description

10.1	Form of Cash Award Agreement

10.2	Form of Performance Units Award Agreement.

10.3	Form of Restricted Stock Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    December 15, 2011

HELIX ENERGY SOLUTIONS GROUP, INC.

By:	/s/ Anthony Tripodo
Anthony Tripodo
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

10.1	Form of Cash Award Agreement

10.2	Form of Performance Units Award Agreement.

10.3	Form of Restricted Stock Award Agreement.